UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 19, 2004

VENTURI PARTNERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13956	56-1930691
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

Five LakePointe Plaza
2709 Water Ridge Parkway, 2nd Floor
Charlotte, North Carolina 28217

(Address of Principal Executive Offices)

(704) 442-5100

(Registrant’s Telephone Number, including Area Code)

Item 5.      Other Events

     As previously announced, on July 19, 2004, Venturi Partners, Inc., a Delaware corporation (“Venturi”), Venturi Technology Partners, LLC, a North Carolina limited liability company and indirect, wholly owned subsidiary of Venturi (“Partners”), VTP, Inc., a Delaware corporation and wholly owned subsidiary of Venturi (“Merger Sub”), COMSYS Holding, Inc., a Delaware corporation (“Holding”), COMSYS Information Technology Services, Inc., a Delaware corporation and wholly owned subsidiary of Holding (“COMSYS”), and each holder of capital stock of Holding (the “Holding Stockholders”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub will merge with and into Holding (the “Merger”), and Holding will continue as the surviving entity and will be a wholly owned subsidiary of Venturi. The Holding Stockholders will receive new shares of Venturi’s common stock in connection with the Merger, and current holders of Venturi common stock will continue to hold their existing shares after the Merger. The completion of the Merger is subject to several conditions, including approval by the stockholders of Venturi, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the sale of Venturi’s commercial staffing business, Venturi Staffing Partners, Inc. (“Venturi Staffing”).

     Venturi filed a Current Report on Form 8-K that attached and incorporated by reference the Merger Agreement as Exhibit 2.1 on July 21, 2004. Venturi is filing this Current Report on Form 8-K to refile the Merger Agreement to include the annexes and exhibits attached to the Merger Agreement and incorporated therein. The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Exhibit attached hereto, which is incorporated by reference into this Current Report on Form 8-K.

Item 7.      Financial Statements and Exhibits

(a)	Financial Statements

Not applicable

(b)	Pro Forma Financial Information

Not applicable

(c)	Exhibits

Exhibit 2.1	Agreement and Plan of Merger dated as of July 19, 2004 among Venturi Partners, Inc., Venturi Technology Partners, LLC, VTP, Inc., COMSYS Holding, Inc., COMSYS Information Technology Services, Inc., and each holder of capital stock of COMSYS Holding, Inc., including annexes and exhibits thereto

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2004

Venturi Partners, Inc.
By:	/s/ Ken R. Bramlett, Jr.
Ken R. Bramlett, Jr.
Senior Vice President, Secretary and General Counsel

Exhibit Index

Exhibit	Description

Exhibit 2.1	Agreement and Plan of Merger dated as of July 19, 2004 among Venturi Partners, Inc., Venturi Technology Partners, LLC, VTP, Inc., COMSYS Holding, Inc., COMSYS Information Technology Services, Inc., and each holder of capital stock of COMSYS Holding, Inc., including annexes and exhibits thereto